UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Carroll Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-5463184
(State of Incorporation)	(I.R.S. Employer Identification No.)

1321 Liberty Road
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-172770 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portion of the Prospectus under the heading: “Description of Capital Stock – Common Stock,” filed on March 11, 2011 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-172770, as amended

Item 2.	Exhibits.

3.1	Amended & Restated Articles of Incorporation of Carroll Bancorp, Inc. *

3.2	Bylaws of Carroll Bancorp, Inc. *

4	Form of Common Stock Certificate of Carroll Bancorp, Inc. *

*	Incorporated by reference from the same exhibit number as filed with Carroll Bancorp, Inc.’s Registration Statement on Form S-1, File No. 333-172770, filed with the Securities & Exchange Commission on March 11, 2011.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 2, 2011	Carroll Bancorp, Inc.

	By:	/s/ Russell J. Grimes
Russell J. Grimes
President and Chief Executive Officer